Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.selective.com

For release at 6:00 p.m. (ET) on Oct. 25, 2007
Media Contact: Sharon Cooper
973-948-1324, sharon.cooper@selective.com

Investor Contact: Jennifer DiBerardino
973-948-1364, jennifer.diberardino@selective.com

Selective Calls for Redemption
of One-Half of Senior Convertible Notes

Branchville, NJ – Oct. 25, 2007 – Selective Insurance Group, Inc. (NASDAQ: SIGI) announced today that it has called for redemption on Nov. 30, 2007 of one-half of its outstanding 1.6155% Senior Convertible Notes due 2032 (the “Notes”) that were issued on Sept. 24, 2002. The trustee, U.S. Bank, National Association (“U.S. Bank”) shall select the Notes to be redeemed pro rata or by lot or by any other method the trustee considers fair and appropriate.

The record date for the redemption is Nov. 5, 2007. The Notes called for redemption will be redeemed at $380.12 Note issue price plus $4.62 call premium for a redemption price of $384.74 per $1,000 Note, plus accumulated and unpaid cash interest up to, but not including, Nov. 30, 2007.

The Notes called for redemption are convertible into shares of Selective Insurance Group, Inc. (“Selective”) common stock, par value $2.00 per share (“Common Stock”), at any time before the close of business on Nov. 28, 2007 at the conversion rate of 25.9566 shares of Selective Common Stock per Note at a conversion price of $14.645 per share. All fractional shares of Selective Common Stock from conversion of the Notes will be settled in cash.

If a Noteholder elects to convert the subject Notes, Selective will deliver cash for the principle amount and any accrued and unpaid interest. The remaining portion of the conversion request will be paid in shares of Selective Common Stock.

All of the Notes are held in book-entry form through brokerage firms and banks.  Therefore, holders may convert their Notes by instructing the bank or broker through which they hold the Notes to deliver an irrevocable conversion notice to the conversion agent, U.S. Bank, which is also the redemption agent for the Notes.

A Notice of Redemption will be mailed to all holders of the Notes at least 30 days prior to the Nov. 30, 2007 redemption date. This press release is not an offer to purchase or a solicitation of acceptance of the offer to purchase.

Selective Insurance Group, Inc., is a holding company for seven property and casualty insurance companies rated “A+” (Superior) by A.M. Best. Through independent agents, the insurance companies offer primary and alternative market insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Other subsidiaries of the company provide claims, human resources and risk management services. Selective maintains a website at www.selective.com.

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective’s future operations and performance. Such statements are “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, for forward-looking statements. These forward-looking statements are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. Selective and its management assume no obligation to update these forward-looking statements due to changes in underlying factors, new information, future developments or otherwise.

Selective and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in Selective’s future performance. Factors that could cause Selective’s actual results to differ materially from those indicated by such forward-looking statements, include, among other things, those discussed or identified from time to time in our public filings with the SEC and those associated with:
•	the frequency and severity of catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, fires, explosions and terrorism;
•	adverse economic, market, regulatory, legal or judicial conditions;
•	the concentration of our business in a number of Eastern Region states;
•	the adequacy of our loss reserves and loss expense reserves;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance premium rate increases and business retention;
•
changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states, particularly changes in New Jersey automobile insurance laws and regulations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody’s and Fitch;
•	fluctuations in interest rates and the performance of the financial markets;
•	our entry into new markets and businesses; and
•	other risks and uncertainties we identify in filings with the SEC, including, but not limited to, our Annual Report on Form 10-K.

Selective’s SEC filings can be accessed through the Investors and Corporate Governance sections of Selective’s website, www.selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).
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